[THE SHAW GROUP INC. LOGO]        FOR IMMEDIATE RELEASE

                                  CONTACT: Chris D. Sammons
                                           Vice President, Investor Relations &
                                           Corporate Communications
                                           225.932.2546

                 THE SHAW GROUP ANNOUNCES FINANCIAL RESULTS FOR
                          THIRD QUARTER OF FISCAL 2004

           SHAW GENERATES OVER $48 MILLION IN NET CASH FROM OPERATIONS
                         BACKLOG INCREASES TO $6 BILLION

         BATON ROUGE, LOUISIANA, JULY 15, 2004 - The Shaw Group Inc. (NYSE: SGR) today announced financial results for its third quarter ended May 31, 2004. The Company reported net income from continuing operations of $10.0 million, or $0.16 per diluted share, versus $3.6 million, or $0.10 per diluted share, for the quarter ended May 31, 2003. Results for the third quarter of fiscal 2004 also include $3.6 million after taxes, or $0.06 per diluted share, after taxes, for losses from discontinued operations versus loss from discontinued operations of $0.5 million, or $0.02 per diluted share, in the May 31, 2003 quarter. After the loss from discontinued operations, net income for the third quarter of 2004 was $6.4 million, or $0.10 per diluted share, versus $3.1 million, or $0.08 per diluted share in the May 31, 2003 quarter. Results for the prior year's third quarter included a $30 million pre-tax charge related to the settlement of project claims.

         Shaw also generated $48.3 million of net cash from operations during the third quarter ended May 31, 2004 versus net cash used in operations of $45.6 million in the third quarter of last year. Revenues for the quarter ended May 31, 2004 were $917.8 million versus $821.7 million for the third quarter of fiscal 2003. Revenues increased 33 percent over the $691.2 million reported for the second quarter of fiscal 2004.

         Shaw's backlog increased to $6.0 billion at May 31, 2004, a $0.5 billion increase over the $5.5 billion recorded for the second quarter ended February 29, 2004 and a $1.2 billion increase over the $4.8 billion recorded at August 31, 2003. Contributing to backlog during the quarter was $1.5 billion in net new awards. The Shaw engineering, construction and maintenance (ECM) division's backlog from the power generating industry, including nuclear, increased to $2.2 billion, or 37% of total backlog at May 31, 2004, with approximately $820 million in net new awards. ECM's backlog from process industry businesses posted over $100 million in net new awards. Shaw's environmental and infrastructure (E&I) division reported backlog as of May 31, 2004 of

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$3.1 billion, or 51% of total backlog, with approximately $460 million in net new awards during the quarter. Approximately 42% of the May 31, 2004 backlog, or $2.5 billion, is expected to be worked off during the next 12 months.

         J.M. Bernhard, Jr., Chairman and Chief Executive Officer of Shaw said, "Our improving performance was reflected in our third quarter financial results and near record backlog. We posted income from continuing operations of $0.16 per diluted share. In addition, we generated over $48 million of net cash from operations this quarter."

         Mr. Bernhard continued, "In addition to our good financial results, we are extremely pleased with the growth of our backlog of work which has increased across all industry sectors. The addition of two large power plant construction contracts contributed over $730 million to our backlog to be worked off over about two years. The energy sector continues to show signs of recovering and our maintenance group has achieved several bookings of new work. Our process technologies line is expanding internationally and our environmental and infrastructure group is currently involved in projects in the Middle East and new infrastructure work domestically."

         Mr. Bernhard also said, "Our third quarter results also reflect our strategic decision to discontinue involvement in the hanger engineering and pipe support businesses. We began marketing these businesses for sale and consequently have included them as discontinued operations in our financial statements. This is a decisive step as we work to position the Company for improving domestic and global economies. We will continue to view our businesses strategically, as we focus on streamlining our operations, creating innovative solutions and technologies, and targeting strategic markets and clients in the U.S and abroad."

         Shaw also announced that fourth quarter fiscal 2004 earnings are expected to be within a range of approximately $0.14 to $0.18 per diluted share, lower than previously expected, primarily because of the delays in the startup of our two major power plant construction projects, although these projects are both currently well underway.

         The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the power, process, environmental, infrastructure and emergency response markets. A Fortune 500 Company, The Shaw Group is headquartered in Baton Rouge, Louisiana, and employs approximately 17,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit the Company's website at www.shawgrp.com.

         Forward-Looking Statements - The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There



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can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company's website under the heading "Forward-Looking Statements". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our website at www.shawgrp.com.

                                      # # #


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                               THE SHAW GROUP INC.
                               REVENUE AND BACKLOG
                            BY INDUSTRY AND GEOGRAPHY

                               REVENUE BY INDUSTRY
                     (For Third Quarter Ended May 31, 2004)

Environmental & Infrastructure                          $375.2 million       41%
Power Generation                                         371.3 million       40%
Process Industries                                       146.5 million       16%
Other Industries                                          24.8 million        3%
                                                        --------------      ---
Total                                                   $917.8 million      100%
                                                        ==============      ===


                              REVENUE BY GEOGRAPHY
                     (For Third Quarter Ended May 31, 2004)

United States                                          $729.6 million        80%
Asia/Pacific Rim                                         67.8 million         7%
Canada                                                   18.3 million         2%
Europe                                                   20.4 million         3%
South America and Mexico                                  2.6 million        --%
Middle East                                              75.1 million         8%
Other                                                     4.0 million        --%
                                                       --------------       ---
Total                                                  $917.8 million       100%
                                                       ==============       ===

                              BACKLOG BY INDUSTRY
                              (As of May 31, 2004)

Environmental & Infrastructure                          $3,082 million       51%
Power Generation
     Nuclear Power                                         978 million       16%
     Fossil Fuel EPC                                     1,136 million       19%
     Other Power                                           112 million        2%
Process Industries                                         699 million       11%
Other Industries                                            20 million        1%
                                                        --------------      ---
Total                                                   $6,027 million      100%
                                                        ==============      ===


                              BACKLOG BY GEOGRAPHY
                              (As of May 31, 2004)

Domestic                                              $5,599 million         93%
International                                            428 million          7%
                                                      --------------        ---
Total                                                 $6,027 million        100%
                                                      ==============        ===

                               THE SHAW GROUP INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                  THREE MONTHS ENDED             NINE MONTHS ENDED
                                                        MAY 31,                       MAY 31,
                                                ----------------------      --------------------------
                                                  2004          2003           2004            2003
                                                --------      --------      ----------      ----------
Revenues                                        $917,772      $821,657      $2,253,773      $2,529,999
Cost of revenues                                 845,276       747,038       2,109,483       2,334,411
                                                --------      --------      ----------      ----------
    Gross profit                                  72,496        74,619         144,290         195,588

General and administrative expenses               45,086        49,614         162,250         147,083
                                                --------      --------      ----------      ----------
Operating income (loss)                           27,410        25,005         (17,960)         48,505

Interest expense                                  (9,588)       (9,597)        (29,237)        (21,130)
Interest income                                      379           918           1,179           4,522
Loss on LYONs repurchase                             (95)           --          (1,298)             --
Foreign currency transaction gains
  (losses), net                                      817          (806)         (3,442)           (900)
Other income (expense), net                        1,944       (10,148)          1,186         (10,021)
                                                --------      --------      ----------      ----------
                                                  (6,543)      (19,633)        (31,612)        (27,529)
                                                --------      --------      ----------      ----------

Income (loss) before income taxes,
  minority interest, earnings (losses)
  from unconsolidated entities and (loss)
  income from discontinued operations             20,867         5,372         (49,572)         20,976

Provision (benefit) for income taxes               6,961         1,839         (16,233)          6,872
                                                --------      --------      ----------      ----------

Income (loss) before minority interest,
  earnings (losses) from unconsolidated
  entities and (loss) income from
  discontinued operations                         13,906         3,533         (33,339)         14,104

Minority Interest                                 (4,196)           --          (4,196)             --
                                                --------      --------      ----------      ----------

Income (loss) before earnings (losses)
  from unconsolidated entities and (loss)
  income from discontinued operations              9,710         3,533         (37,535)         14,104

Earnings (losses) from unconsolidated
  entities, net of taxes                             326           110             608          (2,874)
                                                --------      --------      ----------      ----------

Income (loss) from continuing operations          10,036         3,643         (36,927)         11,230

(Loss) income from discontinued operations
  of certain businesses of the Fabrication,
  Manufacturing and Distribution Segment,
  net of taxes:
    (Loss) income from operations                   (642)         (560)         (1,075)            434
    Impairment on discontinued operations         (2,995)           --          (2,995)             --
                                                --------      --------      ----------      ----------
        (Loss) income from discontinued
        operations, net of taxes                  (3,637)         (560)         (4,070)            434

Net income (loss)                               $  6,399      $  3,083      $  (40,997)     $   11,664
                                                ========      ========      ==========      ==========

                               THE SHAW GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                                   (Unaudited)
                    (In thousands, except per share amounts)

Net income (loss) per common share:

  BASIC:

  Income (loss) from continuing
   operations                           $0.16      $0.10      $(0.66)     $0.30

  (Loss) income from discontinued
   operations, net of taxes             (0.06)     (0.02)      (0.07)      0.01
                                        -----      -----      ------      -----

  Net income (loss)                     $0.10      $0.08      $(0.73)     $0.31
                                        =====      =====      ======      =====


  DILUTED:

  Income (loss) from continuing
   operations                           $0.16      $0.10      $(0.66)     $0.29

  (Loss) income from discontinued
   operations, net of taxes             (0.06)     (0.02)      (0.07)      0.01
                                        -----      -----      ------      -----

  Net income (loss)                     $0.10      $0.08      $(0.73)     $0.30
                                        =====      =====      ======      =====
